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                                  Exhibit "E"

                    SECOND AGREEMENT REGARDING JOINT FILING

         This Second Agreement Regarding Joint Filing evidences the agreement of Trilogy Development Group, Inc., a Delaware corporation ("Trilogy"), and Joseph A. Liemandt, an individual, to the joint filing with the Securities and Exchange Commission of a Schedule 13D/A, Amendment No. 1, on behalf of each of them on or about July 28, 1995, relating to the acquisition by Trilogy of beneficial ownership of certain securities issued by Teknowledge Corporation.

         In witness whereof, the parties hereto have executed this Agreement as of the 28th day of July, 1995.




                                         TRILOGY DEVELOPMENT GROUP, INC.


                                         By:     /s/ Joseph A. Liemandt
                                                 ------------------------------
                                                 Joseph A. Liemandt, President


                                         /s/ Joseph A. Liemandt
                                         --------------------------------------
                                         Joseph A. Liemandt, Individually